                                                                      Ex 3.07(c)

                                                                    FILED

                                                             OCT 6 1986 12:45 PM

                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AVIS LEASING CORPORATION

                                      * * *

      Avis Leasing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That the members of the Board of Directors of the Corporation, by telephone conference, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

      RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

            "1. The name of the Corporation is Avis
                Enterprises, Inc."

      SECOND: That the sole stockholder of the Corporation, by written consent, has consented to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Avis Leasing Corporation has caused its corporate seal to be affixed and this Certificate to be signed by the officers whose respective names and offices appear below, this 30th day of September, 1986.


                                        AVIS LEASING CORPORATION


                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: Vice President

[SEAL]


By: /s/ Karen C. Sclafani
    -----------------------------
    Title: Assistant Secretary